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                              [McMANUS LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated April 26, 1996, on our audit of the financial statements of Nordic Equity Partners Corp. and subsidiaries. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".




/s/ McManus & Co., P.C.
McMANUS & CO., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
MORRIS PLAINS, NJ  07950



September 25, 1996